CTD HOLDINGS, INC.
                              27317 NW 78th Avenue

                           High Springs, Florida 32643

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 29, 2002

     The Annual Meeting of Shareholders of CTD Holdings, Inc., a Florida corporation (the "Company"), will be held at 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, on Friday, March 29, 2002, at 2:00 PM, local time, for the transaction of the following business: (1) To consider and, if thought fit, pass the following resolution electing Two (2) directors to the Board of Directors of the Company:

         RESOLUTION:

     C.E. Rick Strattan and George L. Fails are hereby elected to serve as members of the Board of Directors of the Company until the next annual meeting.
(2) To consider and, if thought fit, pass the following resolution amending the Company's Articles of Incorporation: to expand and alter the business Purpose of the Company; to increase the Capital Stock of the Company from 10,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock; and to insert and include indemnification provisions for the Company's officers and directors;

                                   RESOLUTION:

     Article IV of the Articles of Incorporation is hereby amended to read as follows:

     Purpose. The general nature of the business or businesses in which the corporation is authorized to transact business, in addition to those authorized by the laws of the state of Florida and the powers of said corporation, shall be as follows:

          1. To engage in any activity or business authorized under the Florida Statutes.
          2. In general, to carry on any and all incidental business: to have and exercise all the powers conferred by the laws of the state of Florida, and to do any and all things herein set forth to the same extent as a natural person might or could do.
          3. To purchase or otherwise acquire, undertake, carry on, improve, or develop, all or any of the business, good will, rights, interests, assets, capital stock and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this corporation is authorized to carry on, pursuant to the provisions of this certificate; and to hold, utilize, or in any manner dispose of the rights, interests, capital stock and property so acquired.
          4. To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, rescind any of such contracts.
          5. To exercise all or any of the corporate powers, and to carry out all or any of the purposes, enumerated herein otherwise granted or permitted by law, while acting as an agent, nominee, or attorney-in-fact for any persons or corporations, and perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement, to develop, improve, stabilize, strengthen, extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the laws of the state of Florida, providing for the formation, rights, privileges, and communities of corporation for profit.

          6.To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with others incidental or pertaining to, or going out of, or connected with its business or powers, provided the same shall not be inconsistent with the laws of the state of Florida.
          7. The several clauses contained in this statement of the general nature of the business or businesses to be transacted shall be construed as both purposes and powers of this corporation, and statements contained in each clause shall, except as otherwise expressed, be in no ways limited or restricted by reference to or inference from the terms of any other clause. They shall be regarded as independent purposes and powers. Nothing herein contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit the corporation to carry on any business, exercise any power, or do any act which the corporation may not, under the laws of the state of Florida, lawfully carry on, exercise, or do.

     ARTICLE V of the Articles of Incorporation is hereby amended to read as follows:

     Capital Stock. The total number of shares of capital stock that this corporation shall have the authority to issue and to have outstanding at any one time is one hundred million (100,000,000) shares of common stock with $0.001 par value per share. The Board of Directors is expressly authorized, pursuant to
Section 607.0602 of the Florida Business Corporation Act, to provide for the classification and reclassification of any unissued shares of Common Stock without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the Florida Business Corporation Act. Except as otherwise required by law all rights to vote and all voting power shall be vested exclusively in holders of the Common Stock. Cumulative voting by any shareholder is hereby expressly denied. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

     ARTICLE X of the Articles of Incorporation is hereby inserted to read as follows:

     Indemnification. The Company shall, to the fullest extent permitted or required by the Florida Business Corporation Act, including any amendments thereto ( but in the case of any such amendment, only to the extent such amendment permits or requires the Company to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Company. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Florida Business Corporation Act, or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Company would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Company and any director who is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, including, but not limited to, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, but not limited to, attorneys-at-law, accountants, and financial consultants). For purposes of this Article, the term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Company as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article and not otherwise defined herein have the meaning set forth in Section 607.0850 of the Florida Business Company Act. The provisions of this

Article are intended solely for the benefit of the indemnified parties described herein and their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

     (3) To consider and, if thought fit, pass the following resolution providing for a 1:4 reverse stock split of the corporation's common shares:

         RESOLUTION:

     A 1:4 reverse stock split of the corporation's common shares is hereby approved

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors recommends that all shareholders vote "FOR" approval of the Two nominees to the Company's Board of Directors, and "FOR" approval of the proposed amendments to the Articles of Incorporation of CTD Holdings, Inc., and "FOR" a 1:4 reverse stock split of the corporation's common shares.

     Under the Florida Business Corporation Act and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the meeting will be required in order to approve the matters referred to in proposals (1), (2) and
(3) above.

The Board of Directors has fixed the close of business on February 5, 2002, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof. Only holders of record of Common Stock at the close of business on February 5, 2002, will be entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof. In order to assure that your interests will be represented, whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

C.E. Rick Strattan
President

March 9, 2002

                               CTD HOLDINGS, INC.
                              27317 NW 78th Avenue

                           High Springs, Florida 32643

                        (386) 454-0887 Fax (386) 454-8134
                             E-mail ctd@cyclodex.com

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 March 29, 2002

This proxy statement and accompanying form of proxy will be mailed to holders of Common Shares on or about March 9, 2002. They are furnished in connection with the solicitation by the Board of Directors (hereinafter sometimes referred to as the "Board") of CTD Holdings, Inc. (hereinafter sometimes referred to as the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on March 29, 2002, at 2:00 PM (EST), at 27317 NW 78th Avenue, High Springs, Florida 32643, and at any adjournment or adjournments thereof.

At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon resolutions (1) approving the election of Two directors to serve until the next annual meeting, (2) to approve the amendments of the Company's Articles of Incorporation: to expand and alter the business Purpose of the corporation; to increase the Capital Stock of the Corporation from 10,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock; and to insert and include indemnification provisions for the Company's officers and directors; and (3) approving a 1:4 reverse stock split of the corporation's common shares. The Board of Directors recommends you vote "FOR" all of these proposals.

                               VOTING INFORMATION

The Board of Directors has fixed the close of business on February 5, 2002, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Accordingly, only holders of record of common shares at the close of business on the record date will be entitled to receive notice of, and to vote at, the meeting. On any matter which may properly come before the meeting, holders of common shares of record on the record date are entitled to one vote per share. On the record date, 4,846,220 common shares were issued and outstanding, representing 4,846,220 votes.

Shareholders who do not plan to be present at the Annual Meeting are requested to date and sign the enclosed form of proxy and return it in the return envelope provided. All common shares which are represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" election of the nominees listed therein as directors of the Company who will constitute the entire Board of Directors of the Company, and "FOR" approval amending the Company's Articles of Incorporation: to expand and alter the business Purpose of the Company; to increase the Capital Stock of the Company from 10,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock; and to insert and include indemnification provisions for the Company's officers and directors; and "FOR" the approval of a 1:4 reverse stock split of the corporation's common shares.

Under applicable provisions of the Florida Business Corporation Act, business to be considered at the Annual Meeting is confined to that business described in the notice of meeting to which this proxy statement is attached. Thus, the matters to come before the meeting will be limited to those matters described in the notice. All proxies presented at the Annual Meeting, whether given to vote in favor of or against the foregoing proposals, will, unless contrary written instructions are noted on the form of proxy, also entitle the persons named in such proxy to vote such proxies in their discretion on any proposal to adjourn the meeting or otherwise concerning the conduct of the meeting.

Shareholders have the right to revoke their proxies by notifying the Secretary of the Company in writing at any time prior to the time the common shares represented thereby are actually voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Annual
Meeting, either a written notice of revocation bearing a later date than the proxy, or a duly executed proxy relating to the same shares bearing a later date than the other proxy, or (ii) attending the Annual Meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxy should be sent to CTD Holdings, Inc., 27317 NW 78th Avenue, High Springs, Florida 32643, Attention: Secretary.

Under the applicable provisions of the Florida Business Corporation Act and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the Annual Meeting will be required in order to approve the matters referred to in proposals (1), (2) and (3)below.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Two (2) directors, constituting the entire Board of Directors, is proposed to be elected to serve until the next Annual Meeting of shareholders, or until a successor shall be elected and shall qualify. The following persons are proposed to be nominated:

                                                     Principal Occupation                        Year First
                                                     and Other Major                             Became

Name, Age                  Age                       Affiliations                                Director

C.E. Rick Strattan         55                        President, CEO and Chairman                 1990

George L. Fails            56                        Operations Manager                          2001

C.E. Rick Strattan, President, CEO and Director since its 1990. Mr. Strattan served as treasurer of the Company from August, 1990, to May, 1995. From November 1987 through July 1992, Mr. Strattan was with Pharmatec, Inc., where he served as Director of Marketing and Business Development for CDs. Mr. Strattan was responsible for CD sales and related business development efforts. From November, 1985 through May, 1987, Mr. Strattan served as Chief Technical Officer for Boots-Celltech Diagnostics, Inc. He also served as Product Sales Manager for American Bio-Science Laboratories, a Division of American Hospital Supply Corporation. Mr. Strattan is a graduate of the University of Florida receiving a B.S. degree in chemistry and mathematics, and has also received an MS degree in Pharmacology, and an MBA degree in Marketing/Computer Information Sciences, from the same institution. Mr. Strattan has written and published numerous articles and a book chapter on the subject of Cyclodextrins.

George L. Fails, Operations Manager CTD, Inc. since 2000. Mr. Fails currently serves as Operations Manager for CTD, Inc. Prior to joining the Company, Mr. Fails served as a Detective Sergeant with the Veterans Administration Hospital in Gainesville, Florida, with special duties as a Predator Officer with the US Marshall's Service. From 1965 until his retirement in 1986, Mr. Fails served with the US Army Special Forces, including several tours in Viet Nam, Salvador, and Angola. Mr. Fails also served two years with a United States intelligence arm. Mr. Fails received his BA from the University of the Philippines, and has also received degrees from 43 Military schools, as well as the Federal police Academy in Little Rock, Arkansas.

The principal occupation of the nominees during at least the last five years is that shown in the table above. If the nominees for directors should become unavailable for election (which the Board of Directors has no reason to believe will be the case), the shares represented by the enclosed proxy will be voted for such substitute nominees as may be nominated by the Board of Directors.

Directors, including directors also serving the Company in another capacity and receiving separate compensation therefore shall be entitled to receive from the Company as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors. To date, the Board of Directors has received no compensation, and no attendance fees have been paid.

          PROPOSAL 2 - AMENDING THE COMPANY'S ARTICLES OF INCORPORATION

               TO EXPAND THE BUSINESS PURPOSE OF THE CORPORATION,
             TO INCREASE THE CAPITALIZATION OF THE CORPORATION, AND

          TO ADD INDEMNIFICATION PROVISIONS FOR OFFICERS AND DIRECTORS.

At the Annual Meeting of Shareholders, a proposal will be considered and acted upon to amend the Articles of Incorporation of the Corporation: to expand and alter the business Purpose of the Corporation; to increase the Capital Stock of the Corporation from 10,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock; and to insert and include indemnification provisions for the Corporation's officers and directors.

The Board of Directors recommends for shareholder approval the proposal to expand and alter the business Purpose of the corporation. The Company believes that the proposed changes in the business Purpose, would allow the Company to further expand, and pursue growth, through equity investment in other businesses. The Company contemplates pursuing limited equity investments in businesses offering growth and profitability. A limited equity investment would limit and/or reduce risk, maintain control and avoid ongoing operational or capital expenses.

The Board of Directors recommends for shareholder approval the proposal to increase the Capital Stock of the Corporation from 10,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock. The Company believes that the proposed increase in Capitalization would provide, in part: availability for future dividends and distributions to existing shareholders, creation of an employee stock option program, availability in raising additional capital, availability for possible acquisitions and the ability to accommodate and support the change in the business Purpose, providing for Company expansion and growth.

The Board of Directors recommends for shareholder approval the proposal to insert and include indemnification provisions for the Corporation's officers and directors. The Company believes that, although indemnification is available to Company officers and directors under state law, and the Company By-laws, the proposed inclusion of indemnification provisions, will allow the Company to aggressively pursue and attract highly qualified and experienced individuals to serve as directors.

The  proposal to be voted upon would amend  Article IV and Article V, and insert
Article X into the Company's Articles of Incorporation, so that the paragraphs would read as follows:

                                   Article IV

Purpose. The general nature of the business or businesses in which the corporation is authorized to transact business, in addition to those authorized by the laws of the state of Florida and the powers of said corporation, shall be as follows:

1. To engage in any activity or business  authorized under the Florida Statutes.

2. In general, to carry on any and all incidental business: to have and exercise all the powers conferred by the laws of the state of Florida, and to do any and all things herein set forth to the same extent as a natural person might or could do.

 3. To purchase or otherwise acquire, undertake, carry on, improve, or develop, all or any of the business, good will, rights, interests, assets, capital stock and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this corporation is authorized to carry on, pursuant to the provisions of this certificate; and to hold, utilize, or in any manner dispose of the rights, interests, capital stock and property so acquired.

4. To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, rescind any of such contracts.

5. To exercise all or any of the corporate powers, and to carry out all or any of the purposes, enumerated herein otherwise granted or permitted by law, while acting as an agent, nominee, or attorney-in-fact for any persons or corporations, and perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement, to develop, improve, stabilize, strengthen, extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the laws of the state of Florida, providing for the formation, rights, privileges, and communities of corporation for profit.

6. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with others incidental or pertaining to, or going out of, or connected with its business or powers, provided the same shall not be inconsistent with the laws of the state of Florida.

7. The several clauses contained in this statement of the general nature of the business or businesses to be transacted shall be construed as both purposes and powers of this corporation, and statements contained in each clause shall, except as otherwise expressed, be in no ways limited or restricted by reference to or inference from the terms of any other clause. They shall be regarded as independent purposes and powers.

         Nothing herein contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit the corporation to carry on any business, exercise any power, or do any act which the corporation may not, under the laws of the state of Florida, lawfully carry on, exercise, or do.

                                    ARTICLE V

Capital Stock. The total number of shares of capital stock that this Corporation shall have the authority to issue and to have outstanding at any one time is one hundred million (100,000,000) shares of common stock with $0.001 par value per share. The Board of Directors is expressly authorized, pursuant to Section
607.0602 of the Florida Business Corporation Act, to provide for the classification and reclassification of any unissued shares of Common Stock without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the Florida Business Corporation Act. Except as otherwise required by law all rights to vote and all voting power shall be vested exclusively in holders of the Common Stock. Cumulative voting by any shareholder is hereby expressly denied. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder;

                                    ARTICLE X

Indemnification. The Corporation shall, to the fullest extent permitted or required by the Florida Business Corporation Act, including any amendments thereto ( but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Florida Business Corporation Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, but not limited to, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, but not limited to, attorneys-at-law, accountants, and financial consultants). For purposes of this Article, the term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article and not otherwise defined herein have the meaning set forth in Section 607.0850 of the Florida Business Corporation Act. The provisions of this Article are intended solely for the benefit of the indemnified parties described herein and their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                PROPOSAL 3 - APPROVAL OF 1:4 REVERSE STOCK SPLIT

                       OF THE CORPORATION'S COMMON SHARES

The Board of Directors recommends for shareholder approval the proposal to effect a one-for-four (1:4) reverse stock split of the issued and outstanding Common Stock of the Company. The proposed reverse stock split will reduce the number of issued and outstanding shares of Common Stock of the Company as of the record date from 4,846,220 to approximately 1,211,555. Except for changes in the number of shares of stock issued and outstanding, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed reverse stock split. The proposed stock split would become effective on the date of shareholder approval (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the proposed reverse stock split. New stock certificates reflecting the number of shares resulting from the stock split will be issued only as currently outstanding certificates are transferred or upon request. The Company will not issue fractional shares upon consummation of the reverse stock split. Instead, the Company will, upon surrender of their certificate, send to each shareholder otherwise entitled to receive a fractional share as of the record date of the stock split, an amount in cash equal to the value of such fractional share, based on the then current market price of the Common Stock following the reverse stock split, as determined by the Board of Directors.

The Company believes that the proposed reverse stock split is necessary to enable the Common Stock to trade at an appropriate price per share for, among other reasons, NASDAQ or exchange listing application purposes.

The Board of Directors recommends that all shareholders vote "FOR" approval of the Two nominees to the Company's Board of Directors, and "FOR" approval of the proposed amendments to the Articles of Incorporation of CTD Holdings, Inc., and "FOR" approval of a 1:4 reverse stock split of the corporation's common shares.

                             OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of January 22, 2002, for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors as a group as of January 22, 2002:

Names and Address of Individual or          Amount and Nature of                Approximate %
Identity of Group                                    Beneficial Ownership **            of Class ***

C.E. Rick Strattan(1)                                2,836,000                          58.52%
4123 N.W. 46th Avenue
Gainesville, FL 32606

George L. Fails                                      40,000                             0.83%
2420 NW 142nd Avenue
Gainesville, FL 32609
All Officers and Directors as a group                2,876,000                          59.35%

** Securities "beneficially owned" are determined in accordance with the definition of "beneficial ownership" as set forth in regulations promulgated under the Securities Exchange Act of 1934, and accordingly may include securities owned by or for, among others, the spouse and/or minor children of an individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty days of the date hereof through the exercise of options, or otherwise.

***Percentage of beneficial ownership is based upon 4,846,220 shares of Common Stock, all of which were outstanding on January 22, 2002. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of January 22, 2002, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Based upon a review of 13G filings made with the Securities and Exchange Commission during fiscal year 2000, there were no 5% shareholders other than Mr. Strattan.
(1) Includes 1,000,000 shares held by Strattan Associates, Ltd., of which Mr. Strattan is the general partner. Strattan Associates, Ltd. is a limited partnership established by Mr. Strattan for estate tax purposes and is not otherwise engaged in business.

                   COMPLIANCE WITH SEC REPORTING REQUIREMENTS

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than five percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of
Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2000 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and five-percent beneficial owners for such fiscal year.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Board of Directors believes that compensation programs should be designed to attract, motivate and retain talented executives, and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors. Within this overall philosophy, the Company's objectives are to: Offer a total compensation program that takes into consideration the compensation practices of a group of peer companies and other selected companies with which the Company competes for executive talent (the "Peer Companies"); Provide annual variable incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives, as well as individual contributions and customer satisfaction; Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term, equity-based incentive awards. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at Peer Companies. To reinforce the attainment of Company goals, the Board of Directors believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year. The incentive plan sets a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. The Board of Directors determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Board of Directors takes into account an individual's recent performance, potential for future responsibility and promotion, and the number of unvested options held by each individual at the time of the new grant.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the compensation earned, by the Company's Chief Executive Officers for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2000 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table will be collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

           (three fiscal years ended December 31, 1998, 1999 and 2000)

                                Annual Long Term

                            Compensation Compensation

                                    Other All
                                                                                 Annual              Other
Name and Position                           Year     Salary            Bonus     Compensation    Compensation

C.E. Rick Strattan                          2000     $32,918           -0-      -0-              $40,000 (1)
President & Chief Executive Officer 1999    $42,000           -0-      -0-                       $7,800 (2)
                                            1998     $15,500           $10,000  -0-              -0-

George L. Fails                             2000      -0-              -0-      -0-              -0-
Chief Operating Officer                     1999      -0-              -0-      -0-              -0-
                                            1998      -0-              -0-      -0-              -0-

Lisa Stephens (3)                           2000      -0-              -0-      -0-              -0-
Chief Financial Officer                     1999      -0-              -0-      -0-              -0-
                                            1998     $25,000           $500     -0-              -0-

(1) Reflects Grants of 336,000 shares
(2) Reflects Grants of 200,000 shares

(3) Ms. Stephens resigned her position with the Company in 1999, and therefore is no longer an executive officer subject to Section 16(a) of the Securities Exchange Act of 1934.

PERFORMANCE-BASED STOCK COMPENSATION
On January 28, 1999, the Board of Directors authorized a bonus of $10,000 and 250,000 common shares to Mr. Strattan and 1,500 shares to Lisa Stephens for their work in 1999. The Company believes Ms. Stephens shares were never vested and are in the process of being cancelled.

On April 5, 1999, the Board of Directors approved the repurchase of 106,474 common shares from Burckhardt and Company for a total consideration of $6,388.44. On November 3, 1999, the Board of Directors authorized a payment of 100,000 common shares to C.E. Rick Strattan in consideration of his work in 2000. These shares were issued in 2000.

During 2000, the Company compensated Mr. Strattan in part by the transfer of a total of 336,000 common shares throughout the course of the year.

STOCK OPTIONS

1999 Incentive Stock Option Plan - The Company adopted a nonqualified employee stock option plan to provide incentives to directors, employees and consultants. Up to 79,000 shares may be issued under this plan. Options and condition of exercise are at the discretion of the Board of Directors. The option price can be no less than fair market value of the underlying stock on the date of award. On June 1, 1999, the Company awarded an option to an employee for 20,000 shares under the plan. The option price of $.50 per share is equal to private stock sales of unregistered shares during 1999 which was deemed to be fair value. Therefore, no compensation expense was recorded at issuance. During 2000, the option was canceled in accordance with its terms.

NSME Stock Bonus Plan - In 1999, the Company formed Nature Spirit Mushroom Enterprises, Inc. (NSME), a 99% owned subsidiary, to grow mushrooms and to develop and market a line of mushroom based products. Natural Spirit adopted a stock bonus plan whereby an officer of Natural Spirit can receive Natural Spirit common stock owned by the Company if certain financial targets are met. The stock bonus plan terminates June 1, 2001 unless extended by both the officer and Natural Spirit. The stock bonus is contingent on the Company fully completing its current private placement of 650,000 shares of common stock and the officer being in the employ of the Company for a minimum of two years and at the end of each calendar year for which a stock bonus is due. The officer will be awarded 100 shares of Natural Spirit stock owned by the Company for each $12,500 of net income earned by Natural Spirit, in excess of net income required to repay intercompany loans due to the Company. Up to 2,000 shares (20% of Natural
Spirit: outstanding stock) can be awarded per year and the award is made annually for the prior year. There were no shares earned or due at December 31, 2000. 1994 Employee Stock Option Plan - The Company adopted a nonqualified employee stock issuance plan to provide incentives to employees. The Company has reserved 100,000 shares of voting common stock under this Plan. Stock issued under this plan is at the discretion of the Board of Directors of the Company and bears a restrictive legend. All shares issued pursuant to this Plan must be held for a minimum of two years and become fully vested after five years. During the three year period beginning on the first day of the third year after issuance and ending five years after issuance, the Company shall purchase all or any part of the shares from the employee upon the employee's written request; the purchase price of the shares shall be 50% of the then current market value of the shares. The Company no longer has an obligation to repurchase the stock. Prior to December 31, 1999, any change in the valuation of this account was recorded as a gain or loss in the accompanying statement of operations. The Company's repurchase obligation for stock held by former employees was valued at 50% of the bid price on the date of the employee's termination. The Company recorded a gain of $1,660 in 1999 from the expiration of the repurchase obligation of 8,000 shares issued in 1994. The officer is no longer in the employ of the Company and there were no shares earned or subject to repurchase at December 31, 2000.EMPLOYMENT AGREEMENTS On May 30, 2001, the Company entered into an employment agreement with Mr. Strattan for a term of one (1) year with an option of additional one (1) year terms. The agreement provides for annual compensation of $30,000.00 during the term of the employment. The agreement also provides certain benefits and perquisites provided by the Company to its executive officers from time-to-time, including health insurance, the premium for which shall not exceed $4,800.00 annually. The Agreement acknowledged that approximately $100,000 in accrued salary was due Mr. Strattan, and the parties agreed to accord and satisfaction through the issuance of 800,000 shares of the Company's common stock at a rate of $0.125 per share reflecting the value of the common shares on May 30, 2001. The Company agreed to register said common shares as soon as practicable in accordance with state and federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On August 10, 1998, the Company purchased 10,000 shares of common stock from Atlanta Syndication Network, Inc. for $5,000. The shares were originally issued in April 1997. The shares were canceled after the Company bought them. On November 24, 1998, the Company issued 106,474 shares to Burckhardt and Co. for its services performed in 2000. On January 28, 1999, the Board of Directors authorized a bonus of $10,000 and 250,000 common shares to Mr. Strattan and 1,500 shares to Lisa Stephens for their work in 2000.

On March 10, 1999, the Company adopted a resolution whereby 10,000 shares of the Company's common stock, issued in the name of Gregory V. DeLong, be returned to the Company's treasury stock as authorized but unissued shares, pursuant to a Stock Power retained by the Company.

On April 5, 1999, the Board of Directors approved the repurchase of 106,474 common shares from Burckhardt and Company for a total consideration of $6,388.44. On November 3, 1999, the Board of Directors authorized a payment of 100,000 common shares to C.E. Rick Strattan in consideration of his work in 2000. These shares were issued in 2000.

On March 1, 2000, the Company entered into a one year public relations contract with a consultant. The Company issued the consultant 200,000 shares of common stock. The Company valued the shares at $40,000, approximately 50% less than the bid price on the contract date. The Company recorded a prepaid asset of $40,000, which is being amortized over one year, the life of the contract. On March 13, 2000, CTD entered into an agreement with Randy "Lazarus" McAtee d/b/a "Small Potatoes" to provide financial public relations services for CTD for one year. CTD has compensated Mr. McAtee by the transfer of 100,000 restricted shares. On April 1, 2000, the Company adopted a stock bonus plan for the Company's president. The amount of stock due each month is equal to $5,000 divided by 50% of the lowest stock trade amount for that month. The Company issued 75,566 shares and expensed $45,000 during 2000.

On June 1, 2000, Natural Spirit entered into an employment agreement with John Lindsay. Under the terms of the agreement, Mr. Lindsay will be able to purchase 79% of the shares of Natural Spirit if a certain net annual profit is obtained each year while he is still employed as President ( 1% of the shares of Natural Spirit for every $12,500 in net profit). According to the schedule upon which Mr. Lindsay's share rights may vest, CTD may lose control of Natural Spirit within four years of its creation. Mr. Lindsay will also receive a salary of $1,000 per month. On October 1, 2000, Mr. Lindsay's salary increased to $2,000 per month. His salary will be $3,000 per month through the year 2,000 and then increase to $4,000 the following year. Mr. Lindsay and Mr. Strattan are the sole directors of Natural Spirit. CTD has certain buy-out rights with regard to a possible spin-off of Natural Spirit. Neither John Lindsay nor Mr. Strattan will receive compensation for their positions as directors of Natural Spirit. On November 3, 2000, the Board of Directors authorized a bonus of 100,000 common shares to C.E. Rick Strattan in consideration of his work in 2000. These shares were issued in 2000.

During 2000, the Company compensated Mr. Strattan in part by the transfer of a total of 336,000 common shares throughout the course of the year. The Company has the following note receivable due from an employee at December 31, 2000 of $10,708. Mr. Strattan periodically advances the Company short term loans and defers receipt of salary. The balance due is $57,419 at December 31, 2000. The loans are due on demand, include interest at 8%, and are unsecured. Interest expense related to the loans total $1,637 for the year ended December 31, 2000.

Subsequent to December 31, 2000, the stockholder agreed to enter into a long-term debt obligation related to this $57,419. The new note bears interest at 10%. Interest and principal are due April 15, 2002. Accordingly the $57,419 has been classified as a long term debt at December 31,2000.

                 SHAREHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

Shareholder proposals that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2003 must be received by the Company no later than November 30, 2002 in order to be included in the proxy statement and related proxy materials. Please send any such proposals to CTD Holdings, Inc., 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, Attn: Investor Relations. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting.

                                    FORM 10-KSB

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND A COPY OF THE COMPANY'S REPORT ON FORM 10-QSB FOR THE PERIOD ENDED SEPTEMBER 30, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CTD HOLDINGS, INC., 27317 NW 78th AVENUE, IN THE CITY OF HIGH SPRINGS, FLORIDA 32643, ATTN: INVESTOR RELATIONS.

                                  OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Proxies are being solicited by and on behalf of the Board of Directors. The cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of these proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions. If necessary, the Company may also use individuals, who will not be specifically compensated, to solicit proxies from shareholders, either personally or by telephone, telegram or letter. The Board and officers are not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the shares of Common Stock, represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

You are cordially invited to attend this meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy, which may be revoked if you are present at the meeting and so request.

CTD HOLDINGS, INC.


C.E. Rick Strattan
President

March 9, 2002

                                      PROXY

                               CTD Holdings, INC.

            This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held March 29, 2001

The undersigned hereby appoints C.E. Rick Strattan, with individual power of substitution and revocation, to vote all common shares of CTD Holdings, Inc. (the "Corporation") which the undersigned would be entitled to vote, if personally present at the Annual Meeting of shareholders to be held at 21317 NW 78th Avenue, in the city of High Springs, Florida 32643, on March 29, 2002, and any adjournment thereof, upon matters indicated below as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated March 9, 2002.

This Proxy will be voted in accordance with the instructions as indicated below. If no instructions are given, this Proxy will be voted "FOR" approval of the Two nominees to the Corporation's Board of Directors, and "FOR" approval of the proposed amendments to the Articles of Incorporation of CTD Holdings, Inc., and "FOR" approval of a 1:4 reverse stock split of the corporation's common shares.

         Please sign where indicated and return this Proxy promptly in the enclosed envelope.

          1. Election of Two (2) Directors: C.E. Rick Strattan and George L. Fails.
                  FOR               AGAINST                            ABSTAIN

         For all nominees except as noted:

          2.   Approval  of  the   proposed   amendments   to  the  Articles  of
     Incorporation of CTD Holdings, Inc.
                   FOR              AGAINST                            ABSTAIN

          3. Approval of a 1:4 reverse stock split of the corporation's common shares.
                   FOR              AGAINST                            ABSTAIN

Please sign exactly as name appears on address label. Executors, administrators, guardians, trustees, attorneys, and officers or representatives should give full title. For joint owners, each owner should sign.

Signature                           Print Name                         Date

DEAR CTD HOLDINGS, INC. SHAREHOLDER:

         You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of CTD Holdings, Inc. (the "Company") which will be held at the principal offices of the Company, located at 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, on Friday, March 29, 2002, at 2:00 PM Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. If you do not plan to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting. We look forward to seeing you at the Annual Meeting.